Exhibit 5.1

January 29, 2026 Iveda Solutions, Inc. 1744 S. Val Vista, Suite 213 Mesa, Arizona 85204

Re:	Iveda Solutions, Inc.

Ladies and Gentlemen:

We have acted as counsel for Iveda Solutions, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (the “Registration Statement”), including a related prospectus filed with the Registration Statement (the “Prospectus”), with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), covering the public offer and sale of up to (i) 5,434,782 shares of common stock, par value $0.00001 (the “Common Stock”) or Pre-Funded Warrants to purchase shares of Common Stock (the “Pre-Funded Warrants”) and the shares of Common Stock underlying the Pre-Funded Warrants, (the “Pre-Funded Warrant Shares”), and (ii) Series X Warrants to purchase 10,869,564 shares of Common Stock (the “Series X Warrants”) and the shares of Common Stock underlying the Series X Warrants (the “Series X Warrant Shares”)(such shares of Common Stock, the shares of Common Stock underlying the Pre-Funded Warrants, and the shares underlying the Series X Warrants are collectively referred to herein as the “Shares”). This opinion is being rendered in connection with the filing of the Registration Statement with the Commission.

In connection with this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Company’s Certificate of Incorporation, as amended and as currently in effect, (ii) the Company’s Bylaws, as currently in effect, (iii) the Registration Statement and related Prospectus and (vi) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials or of officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to certain questions of fact material to this opinion, we have relied upon certificates or comparable documents of officers and representatives of the Company and have not sought to independently verify such facts.

Iveda Solutions, Inc. January 29, 2026 Page 2 of 2

Based on the foregoing, and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that:

(A)	The Shares will be validly issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, shall have been declared effective under the Securities Act; (ii) the Company’s board of directors or a duly authorized committee thereof shall have duly adopted final resolutions establishing the pricing and related financial terms of the Shares; and (iii) certificates representing the Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof, or, if any Shares are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Shares to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof;

(B)	The Pre-Funded Warrants will constitute valid and binding obligations of the Company when (i) the Registration Statement, as finally amended, shall have been declared effective under the Securities Act; (ii) the Company’s board of directors or a duly authorized committee thereof shall have duly adopted final resolutions establishing the pricing and related financial terms of such Pre-Funded Warrants and the issuance and sale of the shares of Common Stock issuable upon exercise of such Pre-Funded Warrants; and (iii) instruments representing such issue of Pre-Funded Warrants shall have been duly executed, countersigned and issued and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof; and

(C)	The Series X Warrants will constitute valid and binding obligations of the Company when (i) the Registration Statement, as finally amended, shall have been declared effective under the Securities Act; (ii) the Company’s board of directors or a duly authorized committee thereof shall have duly adopted final resolutions establishing the pricing and related financial terms of such Series X Warrants and the issuance and sale of the shares of Common Stock issuable upon exercise of such Series X Warrants; and (iii) instruments representing such issue of Series X Warrants shall have been duly executed, countersigned and issued and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof.

This opinion letter is limited to the General Corporation Law of the State of Delaware and the laws of the State of New York (excluding the securities laws of the State of New York). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

This opinion speaks only as of the date hereof and we assume no obligation to update or supplement this opinion if any applicable laws change after the date of this opinion or if we become aware after the date of this opinion of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. We assume no obligation to update or supplement any of our opinions to reflect any changes of law or fact that may occur.

We hereby consent to the filing of this letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus which is a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Very truly yours,